UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2014 (April 23, 2014)

CHINA HOUSING & LAND DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-51429	20-1334845
State or Other Jurisdiction of Incorporation	Commission File Number	I.R.S. Identification Number

1008 Liuxue Road, Baqiao District

Xi'An, Shaanxi Province

China 710038

(Address of principal executive offices) (zip code)

86-029-82582638

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2014, the board of directors of China Housing & Land Development, Inc. (the “Company”) elected Mr. Maosheng Luo as an independent director to the board of directors of the Company (the “Board”) and as and the Chairman of the Audit Committee of the Board.

Mr. Maosheng Luo has over 33 years of accounting experience and over 15 years of experience as an CFO of public companies. Mr. Luo served as the CFO and director of Xi’An Kaiyuan Investment Group Co., Ltd. (a Shenzhen Stock Exchange listed company) (“Kaiyuan”) from November 2005 to March 2010, and from November 1994 to December 2002. Prior to re-joining Kaiyuan, Mr. Luo served as the CFO of Yinqiao Diary Group Ltd (a Singapore Stock Exchange listed company). Mr. Luo is a senior accountant and currently the Vice President of the Accounting Society of Xi’An.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HOUSING & LAND DEVELOPMENT INC.

Dated: April 25, 2014	By: /s/ Jing Lu
Name: Jing Lu
Title: Chief Operating Officer